SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 12, 2008 (June 6, 2008)
Date of Report (Date of earliest event reported)
Fedders Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-8831	22-2572390

(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
505 Martinsville Road
Liberty Corner, New Jersey 07938-0813
(Address of principal executive offices, including zip code)
(908) 604-8686
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
By letter dated June 7, 2008, Mr. William J. Brennan advised Fedders Corporation that he is resigning from the Board of Directors effective immediately.
Item 7.01 Regulation FD Disclosure.
As previously disclosed, on August 22, 2007, Fedders Corporation and its North American subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (In re: Fedders North America, Inc., et. al., Case No. 07-11176 (BLS)).
On June 6, 2008, the Debtors filed with the Bankruptcy Court a proposed Debtors’ and Term Lenders’ Joint Plan of Liquidation (the “Liquidation Plan”) and a related form of Disclosure Statement (the “Disclosure Statement”) that, in final form, the Debtors would circulate to holders of claims and interests in order to solicit approval of the Liquidation Plan. The Liquidation Plan and the Disclosure Statement are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.
The Disclosure Statement is subject to amendment and completion and both the Disclosure Statement and the Liquidation Plan are subject to the approval of the Bankruptcy Court. The Bankruptcy Court has scheduled a hearing on the adequacy of the Disclosure Statement at 11:00 a.m. on July 8, 2008. The Disclosure Statement includes a summary description of the process for approval of the Liquidation Plan. It is expected that a confirmation hearing for the Liquidation Plan will be held in August 2008, but the Bankruptcy Court has not yet set a date for the hearing and there can be no assurance that it will be held in August 2008.
The Disclosure Statement has been prepared in accordance with Section 1125 of the Bankruptcy Code and Rule 3016 of the Federal Bankruptcy Rules of Procedure and not in accordance with federal or state securities laws or other rules governing disclosure outside the context of Chapter 11 of the Bankruptcy Code. The Liquidation Plan and the Disclosure Statement have been prepared solely for the purpose of complying with the requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and should not be used for investment purposes. The Debtors have attempted to be accurate in all material respects in preparing the Liquidation Plan and the Disclosure Statement; however, the Debtors are unable to warrant or represent that all of the information contained therein is without error. Therefore, the Debtors caution readers not to place undue reliance on the Liquidation Plan or the Disclosure Statement. Any information in the Liquidation Plan or Disclosure Statement should not be viewed as indicative of future results. The statements made in the Disclosure Statement are made only as of the date thereof and there can be no assurance that such statements will be correct at any subsequent time.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the Liquidation Plan and the Disclosure Statement are being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. The information set forth in this Current Report on Form 8-K also will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits
Exhibits

99.1	Debtors’ and Term Lenders’ Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code

99.2	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for Debtors’ and Term Lenders’ Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDDERS CORPORATION

Dated: June 12, 2008
	By:	/s/ Kent E. Hansen

Name: Kent E. Hansen
Title: Executive Vice President

Index to Exhibits
Exhibits

99.1	Debtors’ and Term Lenders’ Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code

99.2	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for Debtors’ and Term Lenders’ Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code